EXHIBIT 99



                                   September 27, 2000


VIA FAX AND OVERNIGHT MAIL


The Dow Chemical Company
2030 Dow Center
Midland, MI  48674

Attention:  Chief Executive Officer

Dear Sirs:

     Reference is made to the Agreement and Plan of Merger, dated as of August 3, 1999 (the "Agreement"), among Union
Carbide Corporation, a New York corporation, The Dow
Chemical Company, a Delaware corporation, and Transition Sub
Inc., a Delaware corporation.

     Each of the parties hereto agrees that it will not exercise any right it may have to terminate the Agreement under Section 8.2(i) of the Agreement prior to December 31, 2000. Notwithstanding anything to the contrary in the foregoing, this letter agreement shall not in any way limit, restrict or affect any of the other rights of the parties (relating to termination of the Agreement or otherwise) under the Agreement.



                                    -2-

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     If the foregoing is acceptable to you, please execute a
copy of this letter agreement in the space below, whereupon this instrument will constitute a binding agreement among us.

                               Very truly yours,

                               UNION CARBIDE CORPORATION

                               By: /s/ B.D. Fitzgerald
                                   Name:   B.D. Fitzgerald
                                   Title:  Vice President,
                                           General Counsel
                                           and Secretary



ACCEPTED AND AGREED as
of the date first written above:

THE DOW CHEMICAL COMPANY

By: /s/ J.P. Reinhard
    Name:   J. P. Reinhard
    Title:  Executive Vice President and
            Chief Financial Officer


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